Exhibit 99.1

Health Catalyst Reports Fourth Quarter and Year End 2020 Results

SOUTH JORDAN, UT, February 25, 2021 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter and year ended December 31, 2020.

“In the fourth quarter of 2020, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly and full-year guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “While 2020 represented an extremely challenging year across the healthcare ecosystem, I am proud of the part Health Catalyst played in supporting our customers to ensure they successfully managed through this unprecedented time. In particular, I am pleased with the role that our data and analytics technology played in enabling our customers’ response to the pandemic, as evidenced by the significant increase in our technology usage throughout 2020. In this spirit, we were pleased to receive the news that our Chargemaster Management product, a new revenue analytics product addition through the Vitalware acquisition, was recently ranked as Best in KLAS for 2020. This marks the third year in a row that the Vital-CDM product has achieved this distinction from the KLAS organization.”

Financial Highlights for the Three and Twelve Months Ended December 31, 2020

Key Financial Metrics

	Three Months Ended December 31,		Year over Year Change	Twelve Months Ended December 31,		Year over Year Change
	2020	2019		2020	2019
GAAP Financial Data:	(in thousands, except percentages)			(in thousands, except percentages)
Technology revenue	$32,317	$22,582	43%	$110,467	$83,975	32%
Professional services revenue	$20,962	$20,919	—%	$78,378	$70,966	10%
Total revenue	$53,279	$43,501	22%	$188,845	$154,941	22%
Loss from operations	$(38,922)	$(13,672)	(185)%	$(96,125)	$(54,865)	(75)%
Net loss	$(43,018)	$(14,266)	(202)%	$(115,017)	$(60,096)	(91)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$22,089	$15,393	44%	$75,666	$56,378	34%
Adjusted Technology Gross Margin	68%	68%		68%	67%
Adjusted Professional Services Gross Profit	$5,734	$6,877	(17)%	$19,358	$24,494	(21)%
Adjusted Professional Services Gross Margin	27%	33%		25%	35%
Total Adjusted Gross Profit	$27,823	$22,270	25%	$95,024	$80,872	17%
Total Adjusted Gross Margin	52%	51%		50%	52%
Adjusted EBITDA	$(4,694)	$(6,488)	28%	$(21,287)	$(27,363)	22%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Other Key Metrics

	As of December 31,
	2020	2019	2018
DOS Subscription Customers	74	65	50

	Year Ended December 31,
	2020	2019	2018
Dollar-based Retention Rate	102%	109%	107%

Given our high level of technology revenue predictability, we realized minimal impact on our technology dollar-based retention as a result of COVID-19, however, the financial strain imposed by COVID-19 on a number of our customers has led to a meaningfully lower professional services dollar-based retention in 2020, and thus a lower total Dollar-based Retention Rate, compared to what we have achieved historically.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the first quarter of 2021, we expect:
•Total revenue between $53.0 million and $56.0 million, and
•Adjusted EBITDA between $(3.9) million and $(1.9) million
For the full year of 2021, we expect:
•Total revenue between $225.1 million and $228.1 million, and
•Adjusted EBITDA between $(16.0) million and $(13.5) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Chair of the Board Transition

The Board of Directors (the “Board”) of Health Catalyst appointed Timothy G. Ferris, MD, as Chair of the Board effective March 1, 2021. Dr. Ferris has served as a member of Health Catalyst’s Board of Directors since January 2018.

Since 2017, Dr. Ferris has served as the Chief Executive Officer of the Massachusetts General Physicians Organization, a multi-specialty medical group. Prior to that, he was the Senior Vice President for Population Health at Partners Healthcare and Massachusetts General Hospital, from 2011 to 2017. Dr. Ferris holds a B.A. from Middlebury College, an M.Phil. from Wolfson College, Oxford University, an M.D. from Harvard Medical School, and an M.P.H. from Harvard School of Public Health.

Dan Burton, CEO of Health Catalyst said, “I am grateful for Dr. Ferris’ alignment to our mission, our cultural attributes, and our operating principles. I anticipate that Dr. Ferris’ unique perspective will continue to add significant insights and ideas during this next phase of our company’s journey as he helps us increasingly appreciate the most significant challenges facing healthcare organizations.”

Dr. Ferris said he is honored to have been named Chair of Health Catalyst's Board. “The company’s mission-orientation, culture, and commitment to team members and clients are refreshing and drive meaningful and innovative healthcare improvements. I look forward to contributing to the vision for ongoing transformative technological solutions that improve data-informed decision-making for the healthcare ecosystem,” said Dr. Ferris.

Dr. Ferris was appointed as Chair to succeed Fraser Bullock, who joined the Board as an observer of Health Catalyst in 2012 and has served as Chair since 2014. Bullock will continue to serve on the Board at least through the completion of his current term in June 2022.

“We want to express our deep gratitude to Fraser for his significant contributions to the company over the past seven years in his role as Chair. His leadership has been instrumental in guiding our growth and development, and we’re grateful to continue to benefit from his insights and experience as a board member,” Burton said.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Thursday, February 25, 2021 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 3180522. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q1 and fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 that was filed with the SEC on November 10, 2020 and the Annual Report on Form 10-K for the year ended December 31, 2020 expected to be filed with the SEC on or about February 25, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$91,954	$18,032
Short-term investments	178,917	210,245
Accounts receivable, net	48,296	27,570
Prepaid expenses and other assets	10,632	8,392
Total current assets	329,799	264,239
Property and equipment, net	12,863	4,295
Intangible assets, net	98,921	25,535
Operating lease right-of-use assets	24,729	3,787
Goodwill	107,822	3,694
Other assets	3,606	810
Total assets	$577,740	$302,360
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,332	$3,622
Accrued liabilities	16,510	8,944
Acquisition-related consideration payable	2,000	2,192
Deferred revenue	47,145	30,653
Operating lease liabilities	2,622	2,806
Contingent consideration liabilities	14,427	—
Total current liabilities	88,036	48,217
Long-term debt, net of current portion	168,994	48,200
Acquisition-related consideration payable, net of current portion	—	1,860
Deferred revenue, net of current portion	1,878	1,459
Operating lease liabilities, net of current portion	23,669	1,654
Contingent consideration liabilities, net of current portion	16,837	—
Other liabilities	2,227	326
Total liabilities	301,641	101,716
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 43,376,848 and 36,678,854 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	43	37
Additional paid-in capital	1,001,645	811,049
Accumulated deficit	(725,650)	(610,514)
Accumulated other comprehensive income	61	72
Total stockholders' equity	276,099	200,644
Total liabilities and stockholders’ equity	$577,740	$302,360

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Technology	$32,317	$22,582	$110,467	$83,975
Professional services	20,962	20,919	78,378	70,966
Total revenue	53,279	43,501	188,845	154,941
Cost of revenue, excluding depreciation and amortization:
Technology(1)	10,456	7,261	35,604	27,797
Professional services(1)(3)	16,072	14,416	62,473	47,548
Total cost of revenue, excluding depreciation and amortization	26,528	21,677	98,077	75,345
Operating expenses:
Sales and marketing(1)(3)	14,793	11,705	55,411	47,284
Research and development(1)(3)	14,978	13,043	53,517	46,252
General and administrative(1)(2)(4)(5)	28,129	8,380	59,240	31,713
Depreciation and amortization	7,773	2,368	18,725	9,212
Total operating expenses	65,673	35,496	186,893	134,461
Loss from operations	(38,922)	(13,672)	(96,125)	(54,865)
Loss on extinguishment of debt	—	—	(8,514)	(1,670)
Interest and other expense, net	(4,072)	(495)	(11,572)	(3,419)
Loss before income taxes	(42,994)	(14,167)	(116,211)	(59,954)
Income tax provision (benefit)	24	99	(1,194)	142
Net loss	$(43,018)	$(14,266)	$(115,017)	$(60,096)
Less: accretion of redeemable convertible preferred stock	—	—	—	180,826
Net loss attributable to common stockholders	$(43,018)	$(14,266)	$(115,017)	$(240,922)
Net loss per share attributable to common stockholders, basic and diluted	$(1.01)	$(0.39)	$(2.91)	$(12.86)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	42,589	36,519	39,541	18,741

Adjusted net loss(6)	$(6,687)	$(7,791)	$(26,797)	$(33,806)
Pro forma adjusted net loss per share, basic and diluted(6)	$(0.16)	$(0.21)	$(0.68)	$(0.93)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(6)	42,589	36,519	39,541	36,268
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$228	$72	$803	$200
Professional services	844	374	3,453	968
Sales and marketing	3,369	1,173	13,093	3,811
Research and development	2,082	1,339	8,069	4,841
General and administrative	4,151	1,858	12,539	8,024
Total	$10,674	$4,816	$37,957	$17,844

(2)    Includes acquisition transaction costs as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Acquisition transaction costs:	(in thousands)		(in thousands)
General and administrative	$—	$—	$2,670	$—

(3)    Includes post-acquisition restructuring costs as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Post-Acquisition Restructuring Costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Professional services	$—	$—	$—	$108
Sales and marketing	—	—	—	306
Research and development	—	—	—	32
Total	$—	$—	$—	$446

(4)     Includes the change in fair value of contingent consideration liabilities, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Change in fair value of contingent consideration liabilities:	(in thousands)		(in thousands)
General and administrative	$15,092	$—	$14,088	$—

(5)    Includes duplicate headquarters rent expense, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Duplicate Headquarters Rent Expense:	(in thousands)		(in thousands)
General and administrative	$689	$—	$1,398	$—

(6)    Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Twelve Months Ended December 31,
Cash flows from operating activities	2020	2019
Net loss	$(115,017)	$(60,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,725	9,212
Loss on extinguishment of debt	8,514	1,670
Amortization of debt discount and issuance costs	8,054	1,081
Non-cash operating lease expense	4,303	3,460
Investment discount and premium amortization	1,349	(615)
Provision for expected credit losses	863	—
Stock-based compensation expense	37,957	17,844
Deferred tax (benefit) provision	(1,273)	40
Change in fair value of contingent consideration liabilities	14,088	—
Other	116	(54)
Change in operating assets and liabilities:
Accounts receivable, net	(16,448)	127
Prepaid expenses and other assets	(3,667)	(1,596)
Accounts payable, accrued liabilities, and other liabilities	8,243	(86)
Deferred revenue	11,459	77
Operating lease liabilities	(3,414)	(3,248)
Net cash used in operating activities	(26,148)	(32,184)

Cash flows from investing activities
Purchase of short-term investments	(189,526)	(256,007)
Proceeds from the sale and maturity of short-term investments	219,069	50,677
Acquisition of businesses, net of cash acquired	(101,657)	—
Purchase of property and equipment	(7,775)	(2,015)
Capitalization of internal use software	(1,442)	(384)
Purchase of intangible assets	(1,248)	(1,935)
Proceeds from sale of property and equipment	14	62
Net cash used in investing activities	(82,565)	(209,602)

Cash flows from financing activities
Proceeds from convertible note securities, net of issuance costs	222,482	—
Purchase of capped calls concurrent with issuance of convertible senior notes	(21,743)	—
Proceeds from credit facilities, net of debt issuance costs	—	47,169
Repayment of credit facilities	(57,043)	(21,821)
Proceeds from exercise of stock options	36,264	2,656
Proceeds from employee stock purchase plan	4,273	2,978
Payments of acquisition-related consideration	(1,624)	(1,713)
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	194,649
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	—	12,073
Payments of deferred offering costs	—	(4,610)
Net cash provided by financing activities	182,609	231,381
Effect of exchange rate on cash and cash equivalents	26	6
Net increase (decrease) in cash and cash equivalents	73,922	(10,399)

Cash and cash equivalents at beginning of period	18,032	28,431
Cash and cash equivalents at end of period	$91,954	$18,032

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding (i) stock-based compensation and (ii) post-acquisition restructuring costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three and twelve months ended December 31, 2020 and 2019:

	Three Months Ended December 31, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$32,317	$20,962	$53,279
Cost of revenue, excluding depreciation and amortization	(10,456)	(16,072)	(26,528)
Gross profit, excluding depreciation and amortization	21,861	4,890	26,751
Add:
Stock-based compensation	228	844	1,072
Adjusted Gross Profit	$22,089	$5,734	$27,823
Gross margin, excluding depreciation and amortization	68%	23%	50%
Adjusted Gross Margin	68%	27%	52%

	Three Months Ended December 31, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$22,582	$20,919	$43,501
Cost of revenue, excluding depreciation and amortization	(7,261)	(14,416)	(21,677)
Gross profit, excluding depreciation and amortization	15,321	6,503	21,824
Add:
Stock-based compensation	72	374	446
Adjusted Gross Profit	$15,393	$6,877	$22,270
Gross margin, excluding depreciation and amortization	68%	31%	50%
Adjusted Gross Margin	68%	33%	51%

	Twelve Months Ended December 31, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$110,467	$78,378	$188,845
Cost of revenue, excluding depreciation and amortization	(35,604)	(62,473)	(98,077)
Gross profit, excluding depreciation and amortization	74,863	15,905	90,768
Add:
Stock-based compensation	803	3,453	4,256
Adjusted Gross Profit	$75,666	$19,358	$95,024
Gross margin, excluding depreciation and amortization	68%	20%	48%
Adjusted Gross Margin	68%	25%	50%

	Twelve Months Ended December 31, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$83,975	$70,966	$154,941
Cost of revenue, excluding depreciation and amortization	(27,797)	(47,548)	(75,345)
Gross profit, excluding depreciation and amortization	56,178	23,418	79,596
Add:
Stock-based compensation	200	968	1,168
Post-acquisition restructuring costs	—	108	108
Adjusted Gross Profit	$56,378	$24,494	$80,872
Gross margin, excluding depreciation and amortization	67%	33%	51%
Adjusted Gross Margin	67%	35%	52%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) loss on extinguishment of debt, (iii) income tax (benefit) provision, (iv) depreciation and amortization, (v) stock-based compensation, (vi) acquisition transaction costs, (vii) change in fair value of contingent consideration liabilities, (viii) duplicate headquarters rent expense, and (ix) post-acquisition restructuring costs when they are incurred. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and twelve months ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net loss	$(43,018)	$(14,266)	$(115,017)	$(60,096)
Add:
Interest and other expense, net	4,072	495	11,572	3,419
Loss on extinguishment of debt	—	—	8,514	1,670
Income tax (benefit) provision	24	99	(1,194)	142
Depreciation and amortization	7,773	2,368	18,725	9,212
Stock-based compensation	10,674	4,816	37,957	17,844
Acquisition transaction costs	—	—	2,670	—
Change in fair value of contingent consideration liabilities	15,092	—	14,088	—
Duplicate headquarters rent expense	689	—	1,398	—
Post-acquisition restructuring costs	—	—	—	446
Adjusted EBITDA	$(4,694)	$(6,488)	$(21,287)	$(27,363)

Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) accretion of redeemable convertible preferred stock, (ii) stock-based compensation, (iii) amortization of acquired intangibles, (iv) loss on debt extinguishment, (v) acquisition transaction costs, (vi) change in fair value of contingent consideration liabilities, (vii) non-cash interest expense related to our convertible senior notes, (viii) duplicate headquarters rent expense, and (ix) post-acquisition restructuring costs. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting offering costs of $4.6 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. We have prepared the below adjusted condensed consolidated statement of operations data to present pro forma adjusted net loss per share amounts that will be comparable between the current and prior periods presented as if the conversion of all outstanding shares of redeemable convertible preferred stock and the issuance of the IPO shares had occurred as of the beginning of the prior year comparative periods.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(43,018)	$(14,266)	$(115,017)	$(240,922)
Add:
Accretion of redeemable convertible preferred stock	—	—	—	180,826
Stock-based compensation	10,674	4,816	37,957	17,844
Amortization of acquired intangibles	7,082	1,659	15,868	6,330
Loss on extinguishment of debt	—	—	8,514	1,670
Acquisition transaction costs	—	—	2,670	—
Change in fair value of contingent consideration liability	15,092	—	14,088	—
Non-cash interest expense related to convertible senior notes	2,794	—	7,725	—
Duplicate headquarters rent expense	689	—	1,398	—
Post-acquisition restructuring costs	—	—	—	446
Adjusted Net Loss	$(6,687)	$(7,791)	$(26,797)	$(33,806)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	42,588,839	36,519,401	39,540,726	18,741,119
Pro forma adjustments:
Pro forma adjustment to reflect issuance and conversion of redeemable convertible preferred stock to common stock, assuming the conversion took place as of the beginning of the 2019 period	—	—	—	13,002,887
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place as of the beginning of the 2019 period	—	—	—	4,524,110
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	42,588,839	36,519,401	39,540,726	36,268,116
Pro forma adjusted net loss per share, basic and diluted	$(0.16)	$(0.21)	$(0.68)	$(0.93)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Amanda Hundt
amanda.hundt@healthcatalyst.com
+1 (575) 491-0974